As filed with the U.S. Securities and Exchange Commission on June 4, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

MKDWELL Tech Inc.

(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

British Virgin Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1F, No. 6-2, Duxing Road,

Hsinchu Science Park,

Hsinchu City 300096, Taiwan

+886-3-5781899

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

302-738-6680

(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

Benjamin Tan, Esq.

Martryn Mak, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 26th Floor

New York, NY 10036

Tel: +1 (212)-930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 4, 2026

MKDWELL Tech Inc.

$100,000,000

Ordinary Shares

Warrants

Debt Securities

Rights

Units

MKDWELL Tech Inc. (the “Company”) (Nasdaq: MKDW, MKDWW) may offer, issue and sell from time to time up to $100,000,000, or its equivalent in any other currency, currency units, or composite currency or currencies, of our ordinary shares of no par value (the “Ordinary Shares”), warrants to purchase Ordinary Shares, debt securities, rights and a combination of such securities, separately or as units, in one or more offerings. This prospectus provides a general description of offerings of these securities that we may undertake. We refer to our Ordinary Shares, warrants, debt securities, rights and units collectively as “securities” in this prospectus.

This prospectus provides a general description of the securities we may offer. Each time we sell the securities, we will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

We may offer and sell the securities from time to time at fixed prices, at market prices or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution”. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Our Ordinary Shares are currently traded on the Nasdaq Capital Market under the symbol “MKDW.” Our Warrants are currently traded on Nasdaq Capital Market under the symbol “MKDWW”. Following a 1-for-30 reverse stock split effective January 26, 2026, as of June 1, 2026, we had 4,198,442 Ordinary Shares, 274,366 class A preferred shares of no par value (the “Class A Preferred Shares”) and 6,036,875 Warrants issued and outstanding. Each class A preferred share of no par value confers upon the holder (a) the right to 100 votes at a meeting of the shareholders of the Company or on any resolution of shareholders; (b) the right to an equal share in any dividend paid by the Company; and (c) the right to an equal share in the distribution of surplus assets of the Company on its liquidation. Each Warrant entitles the holder to purchase Ordinary Shares at an exercise price of $345.00 per share (reflecting the 1-for-30 reverse stock split), with 30 Warrants being exercisable for the purchase of one (1) Ordinary Share. The closing price of our Ordinary Shares on Nasdaq on June 1, 2026 was $8.68 per share and the closing price of our Warrants on June 1, 2026 was $0.011 per Warrant. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

The aggregate market value of our outstanding Ordinary Shares held by non-affiliates is approximately $31,847,083, based on 4,198,442 Ordinary Shares issued and outstanding, of which 3,643,831 Ordinary Shares are held by non-affiliates, and the price of $8.74 per share based on the closing sale price of our Ordinary Shares on May 28, 2026, which is the highest closing sale price of our Ordinary Shares on the Nasdaq Capital Market within the prior 60 days of this prospectus. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on the registration statement to which this prospectus forms a part at a value exceeding one-third of the aggregate market value worldwide of our outstanding common equity held by non-affiliates (which we refer to as our public float) in any 12-month period so long as our public float remains below $75,000,000.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the term the “Company,” “we,” “us,” or “our” refer to MKDWELL Tech Inc., a British Virgin Islands business company. All references to the term “Group” refer to MKDWELL Tech Inc. and its subsidiaries as a whole. The Company is a holding company incorporated in the British Virgin Islands. As a holding company with no material operations of its own, the Company conducts substantially all of its operations through its operating subsidiaries in the PRC and Taiwan. Because of the Company’s corporate structure, and since the Group’s operations are primarily located in the PRC and Taiwan, the Group will be subject to various legal and operational risks and uncertainties associated with being based in or having the majority of our operations in China and the complex and evolving PRC laws and regulations. Any failure or perceived failure to fully comply with regulatory requirements could significantly limit or completely hinder the Company’s ability to offer securities to investors, cause significant disruption to its business operations, and severely damage the Company’s reputation, which could materially and adversely affect the Company’s financial condition and results of operations and could cause the value of the Company’s securities to significantly decline or be worthless. For a description of the Company’s corporate structure, see “Our Company—Corporate Structure and History” beginning on page 4.

Pursuant to the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, PRC domestic companies that seek to offer or list securities overseas, whether directly or indirectly, should fulfill the filing procedures and report relevant information to the China Securities Regulatory Commission (the “CSRC”) within three working days after submitting listing applications and subsequent amendments. The Company submitted the filing with the CSRC on September 21, 2023 in connection with the business combination with Cetus Capital Acquisition Corp. According to the Overseas Listing Trial Measures and communication with the CSRC, the Company’s business combination is not within the scope of the Overseas Listing Trial Measures. The Company has obtained confirmation that its business combination which closed on July 31, 2024 and listing on Nasdaq does not require further review or approval by CSRC. See “Item 3—Key Information—Risks Related to Doing Business in China” in our annual report on Form 20-F for the fiscal year ended December 31, 2025 filed on April 30, 2026 (the “Annual Report”).

The Company believes it will not be subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” after the Measures for Cybersecurity Review (the “Cybersecurity Review Measures”). In addition, the Group has obtained all requisite licenses, permits and approvals from relevant authorities in the PRC that are material to its operations. If the Company or its subsidiaries: (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and the Group becomes required to obtain such permissions or approvals in the future, such developments could have a material adverse effect on the Group’s business operations and financial results. See “Summary—CAC Review and other PRC approvals”.

Cash may be transferred among the Company and its subsidiaries in the following manner: (1) funds may be transferred to the Company’s operating subsidiaries from the Company as needed in the form of capital contribution or shareholder loans; (2) dividends or other distributions may be paid by the Company’s operating subsidiaries to the Company or its intermediate holding companies; and (3) the Company’s PRC subsidiaries may lend to and borrow from each other from time to time for business operation purposes. The Company and its subsidiaries are permitted under PRC laws and regulations to provide funding to the Company’s subsidiaries in the form of loans or capital contributions, provided that the applicable governmental registration and approval requirements are satisfied. In the future, cash proceeds raised from financings conducted outside of China, may be transferred to the Company’s PRC subsidiaries via capital contribution or shareholder loans. See page 5, “Cash Transfers and Distributions in the Group” for further details on cash transfers within the Group for the years ended December 31, 2023, 2024 and 2025.

As a holding company, the Company may rely on dividends and other distributions on equity paid by its PRC operating subsidiaries for its cash and financing requirements. The Company currently has two subsidiaries incorporated in mainland China, MKDWELL (Jiaxing) Electronic Technology Ltd. (“MKD Jiaxing”) and MKDWELL (Shanghai) Electronic Technology Ltd. (“MKD Shanghai”). Current PRC regulations permit Chinese companies to distribute dividends only out of their accumulated profits, and additionally, PRC companies are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of the company’s registered capital. Funds under such reserves are not distributable as cash dividends. In addition, if any of the Company’s PRC subsidiaries incur debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends.

Dividend or distribution payments from the Company’s PRC operating entities MKD Jiaxing and MKD Shanghai to MKDWELL Limited (“MKD Samoa”), our subsidiary incorporated in Samoa, are subject to PRC withholding tax of 10% under PRC law. Remittance of dividends by a wholly foreign-owned company, such as MKD Jiaxing and MKD Shanghai out of mainland China is subject to examination by the banks designated by the State Administration of Foreign Exchange of the PRC (“SAFE”). Dividend or distribution payments by MKD Technology Inc. (“MKD Taiwan”) to MKDWELL Limited (“MKD BVI”) shall be subject to a withholding tax of 21% under current Taiwan tax law. Under the current foreign exchange control laws and regulations of Taiwan, MKD Taiwan may, upon filing a report with the Central Bank of the Republic of China (Taiwan) (the “CBC”), purchase foreign exchange with New Taiwan Dollars and remit the same out of Taiwan for purposes other than trade or service related payments, in an amount up to US$50,000,000 (or such other amount as determined by the CBC from time to time, at its discretion) per calendar year, without special approval from the CBC. Foreign exchange purchase for purposes other than trade or service related payments exceeding the applicable ceiling would require a special approval from the CBC, which is discretionary and would be decided by the CBC on a case-by-case basis. Dividend or distribution payments by MKD BVI to the Company are not subject to withholding tax under BVI law. Similarly, dividend or distribution payments by the Company to the Company’s shareholders (so long as they are not a resident of the BVI, and including U.S. investors) are not subject to withholding tax under BVI law.

As of the date of this prospectus, no dividends or distributions have been made to the Company’s shareholders by the Company, or to any U.S. investors. For the years ended December 31, 2025 and 2024, no dividend was paid by MKD Taiwan, MKD Jiaxing or MKD Shanghai to MKD Taiwan’s or MKD Jiaxing or MKD Shanghai’s shareholders respectively, or to any U.S. investors.  See “Cash Transfers and Distributions in the Group” for further details.

Currently, the Company has its own cash management policy and procedures that dictate how funds are transferred, to comply with applicable PRC laws and regulations. In addition, its PRC subsidiaries generate their revenue primarily in Renminbi, and cash transfers from the Company’s PRC subsidiaries to their parent companies outside of China are subject to PRC government regulation of currency conversion. As a result, any restriction on currency exchange may limit the ability of PRC subsidiaries to pay dividends to the Company. To the extent cash or assets in the business is in the PRC or a PRC entity, the funds and assets may not be available to fund operations or for other use outside of mainland China due to Chinese government’s regulation and limitations on the ability of the Company or its subsidiaries by the PRC government to transfer cash or assets.

The Company’s Ordinary Shares and Warrants may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) or may be delisted from Nasdaq if the Public Company Accounting Oversight Board (“PCAOB”) determines it is unable to inspect or fully investigate our auditor and as a result the exchange where our securities are traded may delist our securities. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive instead of three consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, finding that it was unable to inspect or investigate completely certain named registered public accounting firms headquartered in mainland China and Hong Kong; such Determination Report was vacated on December 15, 2022. The Company’s independent registered public accounting firm, Guangdong Prouden CPAs GP, is headquartered in China but is not currently affected by or subject to the PCAOB’s Determination Report. Whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. See “Item 3—Key Information—Risks Related to Doing Business in China—The Company’s securities may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely the Company’s auditor.” in our Annual Report.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and are therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.

We are also a “foreign private issuer,” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from “short-swing” profit recovery provisions under Section 16 of the Exchange Act, while our principal shareholders are exempt from reporting obligations under such section. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We are further exempt from certain corporate governance requirements under the Nasdaq listing rules which are not mandatory pursuant to our home country practice.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of material risks of investing in such securities in “Risk Factors” beginning on page 16 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2026.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings, up to a total amount of $100,000,000. You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the SEC, is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the securities may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus or any prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

In this prospectus, when used herein, unless the context requires otherwise:

●	“$,” “USD,” “US$” and “U.S. dollar” each refers to the United States dollar;

●	“2026 Plan” or “2026 Incentive Plan” means the MKDWELL Tech Inc. 2026 Equity Incentive Plan;

●	“Amended and Restated Memorandum and Articles of Association” means the amended and restated memorandum and articles of association of the Company currently in effect;

●	“Business Combination” means the business combination with Cetus Capital Acquisition Corp. and the other transactions consummated under the Business Combination Agreement (as defined below);

●	“Business Combination Agreement” means that certain Business Combination Agreement, dated as of June 20, 2023, by and among Cetus Capital Acquisition Corp., MKD Taiwan, MKD BVI and Ming-Chia Huang, in his capacity as the representative of the shareholders of MKD Taiwan, as it may be amended, restated, supplemented or modified from time to time;

●	“BVI” means the British Virgin Islands;

●	“Cetus Capital” means Cetus Capital Acquisition Corp., a Delaware corporation which was publicly traded and listed on Nasdaq prior to the Business Combination with the Company;

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●	“China” or the “PRC”, in each case, means the People’s Republic of China, including Hong Kong and Macau. The term “Chinese” has a correlative meaning for the purpose of this prospectus;

●	“CSRC” means the China Securities Regulatory Commission;

●	“Companies Act” means the BVI Business Companies Act 2020, Revised Edition (as amended) of the British Virgin Islands as the same may be amended from time to time;

●	“Company,” “we” “us” or “our” means MKDWELL Tech Inc., a British Virgin Islands business company;

●	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

●	“LiDAR” means light detection and ranging, a remote sensing technology that uses light to measure the distance or range of objects;

●	“MKD” or the “Group” means MKDWELL Tech Inc. and all of its subsidiaries;

●	“MKD BVI” means MKDWELL Limited, a company incorporated in the BVI with BVI Company Number 2121160;

●	“MKD Jiaxing” refers to MKDWELL (Jiaxing) Electronic Technology Ltd., a company incorporated in the PRC;

●	“MKD Samoa” refers to MKDWELL Limited, a company incorporated in Samoa;

●	“MKD Shanghai” refers to MKDWELL (Shanghai) Electronic Technology Ltd., a company incorporated in the PRC;

●	“MKD Taiwan” means MKD Technology Inc., a Taiwan corporation with registration number 28408583;

●	“Nasdaq Listing Rules” refers to the listing rules of The Nasdaq Stock Market LLC;

●	“Nasdaq” means The Nasdaq Stock Market LLC;

●	“ODM” means original design manufacturer;

●	“OEM” means original equipment manufacturer;

●	“Ordinary Shares” means, the ordinary shares of the Company with no par value;

●	“PRC Laws” means all the laws, administrative measures, regulations, rules promulgated in mainland China by the government of mainland China;

●	“RMB” or “CNY” means renminbi, the legal currency of the PRC;

●	“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as may be amended;

●	“SEC” means the U.S. Securities and Exchange Commission;

●	“Securities Act” means the United States Securities Act of 1933, as amended;

●	“U.S.” means the United States of America;

●	“U.S. GAAP” or “GAAP” means generally accepted accounting principles in the United States of America; and

●	“Warrants” or “Public Warrants” means the publicly traded warrants of the Company listed on Nasdaq, each Warrant entitling the holder to purchase Ordinary Shares at an exercise price of $345.00 per share, with 30 Warrants being exercisable for the purchase of one (1) Ordinary Share, subject to adjustment in accordance with the Warrant terms.

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You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information About Us.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	the possibility that the Company may be adversely impacted by other economic, business, and/or competitive factors;

●	future exchange and interest rates given that Company conducts the majority of its business in the PRC and Taiwan;

●	potential adverse effects of weakened global economic conditions, particularly in the Asia Pacific region, on the Company’s business, financial condition and results of operations;

●	the Company’s ability to compete with new entrants and established companies with greater resources;

●	the Company’s dependence on its proprietary intellectual property;

●	the Company’s future financial performance, including any expansion plans and opportunities;

●	the Company’s success in retaining or recruiting, or changes required in, its officers, key employees or directors;

●	changes in the Company’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans;

●	the implementation, market acceptance and success of the Company’s business model;

●	the Company’s ability to maintain the listing of its Ordinary Shares or Warrants on Nasdaq.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. You should read thoroughly this prospectus and the documents incorporated herein by reference with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus and the documents incorporated herein by reference contain certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. Our industry may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. In addition, the rapidly evolving nature of this industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus and the documents incorporated herein by reference relate only to events or information as of the date on which the statements are made in this prospectus and the documents incorporated herein by reference. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents incorporated herein by reference and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

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OUR COMPANY

Overview

MKDWELL Tech Inc., or the Company, is a business company incorporated in the BVI as a holding company. The Company’s business is conducted through its main operating subsidiaries, which are MKD Taiwan, based in Hsinchu, Taiwan, and MKD Jiaxing and MKD Shanghai, based in mainland China.

The Group was founded in 2006 and is headquartered in the Hsinchu Science Park of Taiwan, which is the key hub for Taiwan’s technological development and the nucleus for worldwide semiconductor development, and where outstanding scientific and technological talents from Taiwan are gathered. Our development started with automotive electronics as its core, and this has remained our focus to this day. Our core management team has more than 15 years of work experience and qualifications in related fields. Since our early days, we have come a long way and have emerged as one of the leading suppliers of automotive electronics for passenger cars, modified commercial vehicles, camper vans and logistics vehicles. Our business coverage extends across the spectrum of research and development, design, production and sales of automotive electronic products. Our main products are intelligent camper vans control systems, LiDAR sensors, intelligent container control systems for logistics vehicles, vehicle seat control system, and we provide customers with ODM and OEM customized services. We design, manufacture and supply our products to our customers through our design center located in Hsinchu Science Park, Taiwan and our manufacturing plant in Jiaxing Science and Technology City, Jiaxing City, Zhejiang Province, China. The Group has obtained various certifications and qualifications, including IATF 16949, ISO 9001, ISO 14001, ISO 45001, and other certifications for high-tech enterprises, small and medium-sized technology enterprises, as well as intellectual property management system certification.

Corporate Structure and History

MKD Taiwan was incorporated in Taiwan in September 2006. Subsequently, as part of our business expansion, we incorporated MKD Samoa in 2010 to serve as an intermediate holding company, and we also incorporated MKD Shanghai in China in 2011 to expand into the mainland China automobile market. Our initial focus was on business marketing and product design, and during that time our production was mainly fulfilled by other contract manufacturers in Taiwan and mainland China. In order to meet our customers’ customized production goals and to continue to expand our production capacity and scope in China, we purchased land to build a production base in 2018 and incorporated MKD Jiaxing to operate such facility.

MKD Taiwan conducted a share offering in 2015 to investors in Taiwan to raise working capital. In December 2022, pursuant to requirements from PRC regulators, certain working capital loans from our shareholder and director, Mr. Ming-Chao Huang, were capitalized and converted into an equity interest of 42% in MKD Jiaxing in December 2022.

In May 2023, for the purpose of the Business Combination, MKD Taiwan held a shareholders’ meeting to seek approval from the shareholders of MKD Taiwan to, among others, (i) approve the business combination with Cetus Capital, (ii) approve the acquisition by share swap of MKD Taiwan by MKD BVI as part of the reorganization for the business combination with Cetus Capital Acquisition Corp., and (iii) the acquisition of the remaining 42% equity interest in MKD Jiaxing by MKD Taiwan.

Thereafter, MKD Taiwan commenced a reorganization by way of share acquisition (the “Taiwan Reorganization”), in which MKD BVI, a shell company newly incorporated on March 30, 2023 and solely owned by our director and chief executive officer, Mr. Ming-Chia Huang, commenced acquiring shares of MKD Taiwan directly from MKD Taiwan shareholders, in exchange for proportionate shares of MKD BVI which were issued to MKD Taiwan shareholders. MKD BVI is a redomestication platform for MKD Taiwan shareholders to exchange their MKD Taiwan shares for MKD BVI shares. Each MKD Taiwan shareholder who accepted the offer received one MKD BVI share for each MKD Taiwan share they held. As of August 2023 and the date of this prospectus, MKD BVI owns approximately 62.36% of the issued and outstanding shares of MKD Taiwan.

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On June 20, 2023, we entered into a Business Combination Agreement with Cetus Capital, and in connection therewith, Mr. Ming-Chia Huang incorporated MKDWELL Tech Inc., or the Company, in the BVI, to serve as the publicly traded company of our Group following closing of the Business Combination. Concurrently, the Company incorporated Merger Sub 1 and Merger Sub 2 in the BVI, solely for the purpose of being merged with MKD BVI and Cetus Capital, respectively.

Following the closing of the Business Combination with Cetus Capital on July 31, 2024 and as of the date of this prospectus, our corporate structure is as follows. “Other Existing MKD Taiwan Shareholders” refer to the shareholders of MKD Taiwan who did not participate in the Taiwan Reorganization and continue to own 37.64% of MKD Taiwan after the Business Combination based on their direct ownership of the shares of MKD Taiwan.

Cash Transfers and Distributions in the Group

Cash may be transferred among the Company and its subsidiaries in the following manner: (1) funds may be transferred to the Company’s operating subsidiaries from the Company as needed in the form of capital contribution or shareholder loans; (2) dividends or other distributions may be paid by the Company’s operating subsidiaries to the Company or any intermediate holding company; and (3) the Company’s PRC subsidiaries may lend to and borrow from each other from time to time for business operation purposes. The Company and its subsidiaries are permitted under PRC laws and regulations to provide funding to the Company’s subsidiaries in the form of loans or capital contributions, provided that the applicable governmental registration and approval requirements are satisfied. In the future, cash proceeds raised from financings conducted outside of China, may be transferred to the Company’s PRC subsidiaries via capital contribution or shareholder loans.

For the past three fiscal years ended December 31, 2025 and up to the date of this prospectus, no dividends or distributions were made to U.S. investors.

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For the year ended December 31, 2023, within the Group (based on the currency conversion rates of 1 USD to 7.08 CNY; 1 USD to 31.1525 NTD):

●	MKD Jiaxing made payments for goods of a total sum of $464,952 to MKD Taiwan and $840,183 to MKD Shanghai.

●	MKD Shanghai made payments for goods of a total sum of $319,273 to MKD Jiaxing.

●	MKD Taiwan provided working capital loans of $20,843 to MKD BVI.

●	MKD BVI provided working capital loans of $360,000 to MKD Taiwan.

●	MKD Taiwan repaid a working capital loan in the amount of $360,000 to MKD BVI.

●	MKD Shanghai provided working capital loans of $96,041 to MKD Jiaxing.

●	MKD Jiaxing repaid a working capital loan in the amount of $56,495 to MKD Shanghai.

For the year ended December 31, 2024, within the Group (based on the currency conversion rates of 1 USD to 7.20 CNY; 1 USD to 32.1064 NTD):

●	MKD Taiwan made payments for goods of a total sum of $268,050 to MKD Jiaxing.

●	MKD Jiaxing provided working capital loans in the amount of $2,602,943 to MKD Shanghai.

●	MKD Shanghai provided working capital loans in the amount of $1,988,688 to MKD Jiaxing.

●	MKD Taiwan provided working capital loans of $403,000 to MKD BVI.

●	MKD Jiaxing provided a working capital loan in the amount of $250,000 to MKD BVI.

●	MKD Shanghai repaid working capital loans in the amount of $2,602,943 to MKD Jiaxing.

●	MKD Jiaxing repaid working capital loans in the amount of $1,988,688 to MKD Shanghai.

●	MKD BVI repaid a working capital loan in the amount of $50,000 to MKD Taiwan.

●	MKD Taiwan provided working capital loans of $24,000 to MKDWELL Tech Inc.

For the year ended December 31, 2025, within the Group (based on the currency conversion rates of 1 USD to 7.19 CNY; 1 USD to 31.1663 NTD):

●	MKD Taiwan made payments for goods of a total sum of $445,467 to MKD Jiaxing.

●	MKD Jiaxing provided working capital loans in the amount of $497,003 to MKD Shanghai.

●	MKD Shanghai provided working capital loans in the amount of $668,435 to MKD Jiaxing.

●	MKDWELL Tech Inc. provided working capital loans of $230,180 to MKD Taiwan.

●	MKDWELL Tech Inc repaid a working capital loan in the amount of $177,000 to MKD Taiwan.

●	MKD Taiwan provided working capital loans of $12,137 to MKDWELL Tech Inc.

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CAC Review and other PRC approvals

Additionally, the PRC regulatory requirements regarding cybersecurity are evolving, including adopting new measures to extend the scope of cybersecurity reviews. The Company believes it will not be subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” after the Measures for Cybersecurity Review (the “Cybersecurity Review Measures”) became effective on February 15, 2022, considering that (i) it currently do not have personal information of more than one million people and does not anticipate that it will be collecting over one million people’s personal information in the foreseeable future, (ii) it has not been identified as a “critical information infrastructure operator” by any government authorities, and (iii) it has not received any notification of cybersecurity review from relevant governmental authorities due to any impact or potential impact on national security. In addition, the Group has obtained all requisite licenses, permits and approvals from relevant authorities in the PRC that are material to its operations. If the Company or its subsidiaries: (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and the Group becomes required to obtain such permissions or approvals in the future, such developments could have a material adverse effect on the Group’s business operations and financial results.

CSRC Filing Requirements

The PRC government initiated a series of regulatory actions and statements to regulate activities in the oversea securities listing in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure. On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. The Overseas Listing Trial Measures regulate both direct and indirect overseas offering and listing by PRC domestic companies by adopting a filing-based regulatory regime. Pursuant to the Overseas Listing Trial Measures, domestic companies that seek to offer or list securities overseas, whether directly or indirectly, should fulfill the filing procedures and report relevant information to the CSRC within three working days after submitting listing applications and subsequent amendments. According to the Notice on the Administrative Arrangements for the Filing of the Overseas Securities Offering and Listing by Domestic Companies from the CSRC, or the CSRC Notice, the Business Combination with Cetus Capital may require the designation of an operating entity in the PRC to complete the filing procedures with the CSRC. The Company submitted the filing with the CSRC on September 21, 2023 in connection with the Business Combination with Cetus Capital. According to the Overseas Listing Trial Measures and communication with the CSRC, the Company is not within the scope of the Overseas Listing Trial Measures. The Company believes that its Business Combination which closed on July 31, 2024 and listing on Nasdaq does not require further review or approval by CSRC. See “Item 3—Key Information—Risks Related to Doing Business in China” in our Annual Report.

Recent Developments

Reverse Stock Split

On January 26, 2026, the Company filed an amended and restated memorandum and articles of association (the “A&R M&A”) with the BVI Registry of Corporate Affairs to effectuate (i) the redesignation of the par value of the (1) ordinary shares of US$0.0001 par value each; (2) class A preferred shares of US$0.0001 par value each; (3) class B preferred shares of US$0.0001 par value each; (4) class C preferred shares of US$0.0001 par value each; (5) class D preferred shares of US$0.0001 par value each; and (6) class E preferred shares of US$0.0001 par value each in the Company to no par value (the “Redesignation”); and (ii) following the Redesignation, a share combination on its ordinary Shares and the Class A preferred shares on a thirty-to-one basis (the “Share Combination”). The Redesignation and the Share Combination took effect at 9:00 a.m., Eastern Time, on January 26, 2026. As a result of the Share Combination, the number of issued ordinary shares was reduced from 141,039,933 shares to approximately 4,701,369 shares, and the number of ordinary shares outstanding was reduced from 106,459,933 to approximately 3,548,702 shares, which includes 38 participant-level round-up shares issued. No fractional shares were issued in connection with the Share Combination and fractional amounts were rounded up to the nearest whole number at the participant level. A copy of the A&R M&A has been included as Exhibit 1.4 in the Annual Report.

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Additionally, on January 26, 2026, proportionate adjustments were made, based on the thirty-to-one ratio, to (i) the number of Ordinary Shares issuable upon exercise of the Company’s outstanding warrants to purchase one ordinary share (the “Warrants”), including a proportional decrease in the number of Ordinary Shares issuable upon exercise of each Warrant and a corresponding proportional increase in the exercise price of each Warrant, (ii) the conversion price of the Company’s outstanding convertible promissory note, which was proportionately increased, and (iii) the number of ordinary shares issuable upon conversion of the right.

Corporate Information

The Company was incorporated under the laws of the British Virgin Islands on July 25, 2023 for the purpose of effecting the Business Combination, which was consummated on July 31, 2024, and to serve as the publicly traded holding company. See “Corporate Structure and History” above for further details of the Business Combination. The Company owns no material assets other than its interests in its operating subsidiaries acquired in the Business Combination, which operate in mainland China and Taiwan.

The mailing address of the Company’s principal executive office is 1F, No. 6-2, Duxing Road, Hsinchu Science Park, Hsinchu City 300096, Taiwan, and its telephone number is +886-3-5781899. The information contained on, or accessible through, the Company’s website is not incorporated by reference into this prospectus, and you should not consider it a part of this prospectus. Our transfer agent and warrant agent is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004.

The Company is subject to certain of the informational filing requirements of the Exchange Act. Since the Company is a “foreign private issuer”, the officers, directors and principal shareholders of the Company are exempt from the “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our securities, while our principal shareholders are exempt from reporting obligations under such section. In addition, the Company is not required to file reports and financial statements with the SEC as frequently or as promptly as U.S. public companies whose securities are registered under the Exchange Act. However, the Company is required to file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent accounting firm. The SEC also maintains a website at http://www.sec.gov that contains reports and other information that the Company files with or furnishes electronically to the SEC.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will be an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of the closing of the Business Combination. As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include: (i) the option to present only two years of audited financial statements and related discussion in Management’s Discussion and Analysis of Financial Condition and Results of Operations; (ii) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); (iv) not being required to submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; and (v) not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

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In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of these accounting standards until they would otherwise apply to private companies.

Foreign Private Issuer

We report under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including: (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) certain provisions of Section 16 of the Exchange Act; provided that, pursuant to recent amendments, our directors and executive officers are required to file public reports of their beneficial ownership and trading activities under Section 16(a), while remaining exempt from the short-swing profit liability provisions of Section 16(b); and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, and current reports on Form 8-K upon the occurrence of specified significant events.

Foreign private issuers are also exempt from certain more stringent executive compensation disclosure and corporate governance rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation and other disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

The Company is a BVI business company. Nasdaq Listing Rules permit a foreign private issuer like the Company to follow the corporate governance practices of the Company’s home country. Certain corporate governance practices in the BVI, which is the Company’s home country, may differ significantly from Nasdaq corporate governance listing standards applicable to domestic U.S. companies. The Company has informed Nasdaq that it intends to follow certain BVI corporate governance practices in lieu of certain requirements of the Nasdaq Listing Rules (the “Rules”) below:

1.	Rule 5605(b)(2) of the Nasdaq Listing Rules, which requires that independent directors must have regularly scheduled meetings at which only independent directors are present.

2.	Rule 5620(a) of the Nasdaq Listing Rules, which requires that each company listing common stock or voting preferred stock, and their equivalents, shall hold an annual meeting of shareholders no later than one year after the end of the company’s fiscal year-end.

3.	Rule 5620(b) of the Nasdaq Listing Rules, which requires that each company that is not a limited partnership shall solicit proxies and provide proxy statements for all meetings of shareholders and shall provide copies of such proxy solicitation to Nasdaq.

4.	Rule 5635(a) of the Nasdaq Listing Rules, which requires that shareholder approval is required prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if: (1) where, due to the present or potential issuance of common stock, including shares issued pursuant to an earn-out provision or similar type of provision, or securities convertible into or exercisable for common stock, other than a public offering for cash: (A) the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities; or (2) any director, officer or substantial shareholder (as defined by Rule 5635(e)(3)) of the company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.

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5.	Rule 5635(b) of the Nasdaq Listing Rules, which requires that shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the company.

6.	Rule 5635(c) of the Nasdaq Listing Rules, which requires that shareholder approval is required prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees, or consultants, except for: (1) warrants or rights issued generally to all security holders of the company or stock purchase plans available on equal terms to all security holders of the company (such as a typical dividend reinvestment plan); (2) tax qualified, non-discriminatory employee benefit plans (e.g., plans that meet the requirements of Section 401(a) or 423 of the Internal Revenue Code) or parallel nonqualified plans, provided such plans are approved by the company’s independent compensation committee or a majority of the company’s independent directors; or plans that merely provide a convenient way to purchase shares on the open market or from the company at Market Value; (3) plans or arrangements relating to an acquisition or merger as permitted under IM-5635-1; or (4) issuances to a person not previously an employee or director of the company, or following a bona fide period of non-employment, as an inducement material to the individual’s entering into employment with the company, provided such issuances are approved by either the company’s independent compensation committee or a majority of the company’s independent directors. Promptly following an issuance of any employment inducement grant in reliance on this exception, a company must disclose in a press release the material terms of the grant, including the recipient(s) of the grant and the number of shares involved.

7.	Rule 5635(d) of the Nasdaq Listing Rules, which requires that shareholder approval is required prior to a 20% Issuance at a price that is less than the Minimum Price. (A) “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. (B) “20% Issuance” means a transaction, other than a public offering as defined in IM-5635-3, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or Substantial Shareholders of the Company, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance.

8.	Rule 5250(b)(3) of the Nasdaq Listing Rules, which requires that companies must disclose all agreements and arrangements in accordance with this rule by no later than the date on which the company files or furnishes a proxy or information statement subject to Regulation 14A or 14C under the Securities Exchange Act of 1934 in connection with the company’s next shareholders’ meeting at which directors are elected (or, if they do not file proxy or information statements, no later than when the company files its next Form 10-K or Form 20-F).

9.	Rule 5250(d) of the Nasdaq Listing Rules, which requires among others that each company (including a limited partnership) shall make available to shareholders an annual report containing audited financial statements of the company and its subsidiaries (which, for example, may be on Form 10-K, 20-F, 40-F or N-CSR) within a reasonable period of time following the filing of the annual report with the SEC; Nasdaq companies that distribute interim reports to shareholders should distribute such reports to both registered and beneficial shareholders; each company that is not a limited partnership and is subject to Rule 13a-13 under the Securities Exchange Act of 1934 shall make available copies of quarterly reports including statements of operating results to shareholders either prior to or as soon as practicable following the company’s filing of its Form 10-Q with the SEC; each company that is not a limited partnership and is not subject to Rule 13a-13 under the Securities Exchange Act of 1934 and that is required to file with the SEC, or other regulatory authority, interim reports relating primarily to operations and financial position, shall make available to shareholders reports which reflect the information contained in those interim reports.

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Summary of Risk Factors

An investment in our securities involves significant risks. Before making an investment decision, you should carefully consider all of the information in this prospectus, including the risks and uncertainties described below, the risk factors contained in our Annual Report, as well as any updates to those risk factors in our reports on Form 6-K, in each case incorporated by reference herein, together with all of the other information appearing or incorporated by reference herein. Any of these risks could have a material adverse effect on our business, financial condition and results of operations. In any such case, the market price of our securities could decline, and you may lose all or part of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

We are a holding company incorporated in the British Virgin Islands. Investing in our securities involves significant risks. We generate substantially all of our revenues from mainland China and Taiwan. Below is a summary of certain material risks we face, organized under relevant headings. For detailed discussions, see “Our Company—Summary of Risk Factors” and “Risk Factors” in this prospectus and “Item 3. Key Information” in our Annual Report, incorporated herein by reference.

Risks Related to the Business of MKD

●	A decline in automotive sales could reduce MKD’s sales and harm MKD’s profitability, thereby making it more difficult to successfully achieve MKD’s business goals.

●	MKD’s projected development goals and business expansion plans may not be achieved in the time frames expected due to unforeseen factors.

●	The automotive market is highly competitive, and MKD may not be successful in competing in this industry.

●	MKD is dependent on suppliers. Timely delivery of orders is needed to meet the requirements of MKD’s customers, and a shortage of materials or components can disrupt the production of MKD’s equipment.

●	Natural resource scarcity may cause delays in the development and manufacturing of MKD’s products.

●	The automotive industry and its technology are rapidly evolving and may be subject to unforeseen changes which could adversely affect the demand for MKD’s technology or increase MKD’s operating costs.

●	The discontinuation of, the loss of business with respect to or a lack of commercial success of a particular vehicle model for which MKD is a significant supplier could reduce MKD’s sales and harm MKD’s profitability, thereby making it more difficult for us to continue to grow and achieve MKD’s business goals.

●	Adverse developments affecting one or more of MKD’s major suppliers could harm MKD’s profitability.

●	A significant product liability lawsuit, warranty claim or product recall involving MKD or one of MKD’s major customers could harm MKD’s profitability.

●	MKD is involved from time to time in legal proceedings and commercial or contractual disputes, which could have an adverse impact on MKD’s profitability and consolidated financial position.

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●	Downturns or volatility in general economic conditions could have a material adverse effect on MKD’s business and results of operations.

●	Delays in initiation of production, implementing new production techniques or resolving problems associated with technical equipment malfunctions could adversely affect MKD’s manufacturing efficiencies.

●	We are and will continue to be under continuous pressure from MKD’s customers and competitors to reduce the price of MKD’s products, which could adversely affect MKD’s growth and profit margins.

●	New technologies could result in the development of new products by MKD’s competitors and a decrease in demand for MKD’s products, and MKD may not be able to develop new products to satisfy changes in demand, which could result in a decrease in net sales and loss of market share.

●	MKD may be subject to claims of infringement of third-party intellectual property rights or demands that MKD license third-party technology, which could result in significant expense and reduction in MKD’s intellectual property rights.

●	MKD may fail to attract or retain the qualified technical, sales, marketing and management personnel required to operate its business successfully.

●	MKD’s business may be adversely affected by obsolete inventories as a result of changes in demand for MKD’s products and change in life cycles of MKD’s products.

●	MKD is subject to foreign currency risk as a result of its operations.

●	Disruptions in the supply of raw materials and other supplies that MKD’s customers use in MKD’s products may adversely affect MKD’s profitability.

●	MKD’s business is impacted by general economic conditions in its markets, and ongoing economic and financial uncertainties may cause a decline in consumer spending that may adversely affect its business, financial condition and results of operations.

●	The nature of MKD’s business which is tied to demand for camper vans could result in operating losses during downturns.

●	Failure to protect personal or confidential information against cybersecurity breaches could subject MKD to significant reputational, financial and legal consequences and substantially harm its business and results of operations.

Risks Related to Doing Business in China

●	The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities.

●	Changes in China’s economic, political or social conditions, or policies could materially and adversely affect MKD’s business and operations.

●	MKD is subject to PRC laws and regulations which may change in the future. Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder the Company’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Any non-compliance with applicable PRC laws and regulations could adversely affect our business, financial condition, results of operations, cash flows and prospects.

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●	The Company’s securities may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely the Company’s auditor.

●	MKD may be required to obtain additional licenses in relation to MKD’s ongoing business operations and may be subject to penalties for failing to obtain certain licenses with respect to MKD’s past operations.

●	MKD may be required to complete filing procedures with the China Securities Regulatory Commission (“CSRC”) in connection with this Business Combination. In addition, the approval of and filing with the CSRC or other PRC government authorities may be required in connection with the transaction under PRC law, and, if required, it is uncertain whether such approval can be obtained or filing completed or how long it will take to obtain such approval or complete such filing.

●	It is unclear whether we will be considered a PRC “resident enterprise” under the PRC Enterprise Income Tax Law and, depending on the determination of MKD’s PRC “resident enterprise” status, MKD’s global income may be subject to the 25% PRC enterprise income tax, which could materially and adversely affect MKD’s results of operations.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds from the Business Combination to make loans or additional capital contributions to our PRC subsidiaries in China, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

●	Governmental control of currency conversion may limit our ability to utilize our income effectively and affect the value of your investment.

●	Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject MKD to penalties.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against us or our management named in the prospectus based on China laws.

●	It may be difficult for overseas regulators to conduct investigation or collect evidence.

●	Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the relevant PRC plan participants or us to fines and other legal and administrative sanctions.

●	If MKD fails to obtain and maintain the requisite licenses and approvals required under the regulatory environment applicable to MKD’s businesses in the PRC, or if MKD is required to take actions that are time-consuming or costly, MKD’s business, financial condition and results of operations may be materially and adversely affected.

Risks Related to Doing Business in Taiwan

●	Any lack of requisite approvals, licenses, permits or filings or failure to comply with any requirements of Taiwan laws, regulations and policies may materially and adversely affect MKD’s daily operations.

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●	Cross-Straits relationship imposes macroeconomic risks which could negatively affect MKD’s business.

●	MKD is subject to restrictions on paying dividends or making other payments, which may restrict the Company’s ability to satisfy the liquidity requirements.

●	MKD’s Taiwan entity is subject to foreign exchange control imposed by Taiwan authorities, which may affect the paying dividends, repatriating the interest or making other payments to us.

●	We may be required to obtain approvals from Taiwan authority for investment in MKD’s Taiwan subsidiary if the shareholding of MKD Taiwan reaches the threshold for such approval.

●	MKD’s Taiwan subsidiary bears product liabilities for damages caused by MKD’s products under Taiwan regulations on consumer protection.

●	MKD Taiwan’s insurance coverage may not adequately protect MKD Taiwan and its subsidiary against certain operating and other hazards which may have an adverse effect on their business.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against MKD’s group entities or management in Taiwan.

Risks Related to the Company’s Securities

●	Our dual-class voting structure will have the effect of concentrating voting control with holders of Class A Preferred Shares, which will limit the ability of our other investors to influence corporate matters, including the election of directors and the approval of any change of control transaction.

●	We cannot predict the effect our dual-class structure may have on the market of the Ordinary Shares.

●	The Company may be unable to maintain the listing of its securities in the future.

●	There is no certainty that an active trading market will develop for, or of the market price of, the Company’s Ordinary Shares they will receive or that the Company will successfully obtain authorization for listing on Nasdaq.

●	The Company’s share price may be volatile and could decline substantially.

●	The Company may issue additional ordinary shares or other equity or convertible debt securities without approval of the holders of the Company’s Ordinary Shares, which would dilute existing ownership interests and may depress the market price of the Company’s Ordinary Shares.

●	The requirements of being a public company may strain the Company’s resources, divert the Company management’s attention and affect the Company’s ability to attract and retain qualified board members.

●	Recent market volatility could impact the share price and trading volume of the Company’s securities.

●	It is not expected that the Company will pay dividends in the near future.

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●	If securities and industry analysts do not publish research or publish inaccurate or unfavorable research or cease publishing research about the Company, the price and trading volume of the Company’s securities could decline significantly.

●	The Company is a foreign private issuer within the meaning of the rules under the Exchange Act, and as such it is exempt from certain provisions applicable to domestic public companies in the United States.

●	As a BVI business company, the Company is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if the Company complied fully with Nasdaq corporate governance listing standards.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because the Company is a business company incorporated under the laws of the BVI, the Company conducts substantially all of its operations and a majority of its directors and executive officers (or candidates) reside outside of the United States.

●	Because the Company is incorporated under the laws of the BVI, it may be more difficult for its shareholders to enforce judgments against the Company than it would if they were shareholders of a company incorporated in another jurisdiction.

●	The Company is an “emerging growth company,” as defined under the federal securities laws, and the Company cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Company’s securities less attractive to investors.

●	The Company’s warrant agreement designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of its warrants.

●	The Company is not subject to the supervision of the Financial Services Commission of the British Virgin Islands and so our shareholders are not protected by any regulatory inspections in the British Virgin Islands.

●	Stockholder litigation and regulatory inquiries and investigations are expensive and could harm the Company’s and Cetus Capital’s business, financial condition and results of operations and could divert management attention.

●	The obligations associated with being a public company will involve significant expenses and will require significant resources and management attention, which may divert from the business operations of MKD Technology.

●	As a public reporting company, the Company is subject to rules and regulations established from time to time by the SEC regarding its internal control over financial reporting. If the Company fails to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, it may not be able to accurately report its financial results or report them in a timely manner.

●	The Company may not be able to generate sufficient cash or raise sufficient funds from external investors to service all of its obligations and indebtedness and may be forced to take other actions to satisfy obligations under its indebtedness, which may not be successful.

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●	Anti-takeover provisions contained in the Company’s memorandum and articles of association, as well as provisions of BVI law, could impair a takeover attempt.

●	The market price of the Ordinary Shares is likely to be highly volatile, and you may lose some or all of your investment.

●	Volatility in the Company’s stock price could subject the Company to securities class action litigation.

●	The future sales of shares by the Company’s shareholders and future exercise of registration rights may adversely affect the market price of the Company’s Ordinary Shares.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in Part I, Item 3 in our most recent Annual Report on Form 20-F, together with the other information set forth in this prospectus, and in the other documents that we include or incorporate by reference into this prospectus, as updated by our Current Reports on Form 6-K and other filings we make with the SEC, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making a decision about investing in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any risks actually occur, our business, financial condition and results of operations may be materially and adversely affected. In such an event, the trading price of our Ordinary Shares could decline and you could lose part or all of your investment.

Please see “Where You Can Find More Information” and “Incorporation of Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in one or more prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $100,000,000. The actual price and terms of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities registered on the registration statement of which this prospectus forms a part with a value exceeding one-third of the aggregate market value worldwide of our outstanding common equity held by non-affiliates (which we refer to as our public float) in any 12-month period so long as our public float remains below $75,000,000.

In the event that subsequent to the effective date of the registration statement of which this prospectus forms a part, the aggregate market value of our outstanding Ordinary Shares held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales under General Instruction I.B.5 of Form F-3 shall not apply to additional sales made pursuant to this registration statement. We will state on the cover of each prospectus supplement the amount of our outstanding Ordinary Shares held by non-affiliates, the amount of securities being offered and the amount of securities sold during the prior 12-calendar-month-period that ends on, and includes, the date of such prospectus supplement.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will describe the terms of the offering, including the following information, if applicable:

●	the name or names of any dealers or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any offering price to the public;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

Sale through underwriters or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered-securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

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We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

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Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

DESCRIPTION OF ORDINARY SHARES

General

As of June 1, 2026, there were 4,198,442 Ordinary Shares entitling the holder to one vote per share, 274,366 unlisted Class A Preferred Shares each entitling the holder to 100 votes per share and 6,036,875 Warrants outstanding. Following the 1-for-30 reverse stock split of the Company’s Ordinary Shares which was completed on January 26, 2026, the terms of the Warrants were adjusted, which entitles the holder to purchase Ordinary Shares at an exercise price of $345.00 per share, with 30 Warrants being exercisable for the purchase of one (1) Ordinary Share. The Warrants will expire five years after the completion of the Business Combination, on 5.00 p.m. New York time, on July 31, 2029, or earlier upon redemption or liquidation in accordance with their terms.

The Company’s Shares

The following includes a summary of the terms of the Company’s Ordinary Shares and Class A Preferred Shares, based on its Amended and Restated Memorandum and Articles of Association and BVI law.

General. The Company is authorized to issue an unlimited amount of shares of no par value each divided into (a) Ordinary Shares and (b) five (5) classes of preferred shares. All of the Company’s issued and outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares do not need to be issued as a matter of BVI law and will not be issued. The Company may not issue bearer shares. Each Ordinary Share entitles the holder to one vote.

Dividends. The holders of the Company Ordinary Shares are entitled to such dividends as may be declared by its Board of Directors subject to the Amended and Restated Memorandum and Articles of Association and the Companies Act. The Amended and Restated Memorandum and Articles of Association provides that the Company may authorize a dividend if the directors are satisfied, on reasonable grounds, that the Company will satisfy the “solvency test” as set out in the Companies Act, meaning that, immediately after the dividend, the value of the Company’s assets exceeds its liabilities, and the Company is able to pay its debts as they fall due.

Shareholders’ Meetings. The following summarizes certain relevant provisions of BVI law and the Amended and Restated Memorandum and Articles of Association in relation to our shareholders’ meetings:

●	the directors of the Company may convene meetings of shareholders at such times and in such manner and places within or outside the BVI as the directors consider necessary or desirable;

●	upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested, the directors are required to convene a meeting of the shareholders;

●	the directors convening a meeting must give not less than seven clear calendar days’ notice of the proposed meeting to those persons whose names, on the date the notice is given, appear as a shareholder in the register of members of the Company and are entitled to vote at the meeting. In determining “clear days”, the day the notice is received and the day on which the proposed meeting is to be held are not counted;

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●	a shareholder may be represented at a meeting of shareholders by a proxy who may speak and vote on behalf of the shareholder;

●	a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than one-third (1/3) of the votes of the Shares entitled to vote on resolutions to be considered at the meeting;

●	a resolution of shareholders is passed at a meeting of shareholders where approved by a simple majority of the shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting. In computing the majority when a poll is demanded, regard shall be had to the number of votes to which each shareholder is entitled by the articles of association.

As permitted by BVI law, the Amended and Restated Memorandum and Articles of Association permits the adoption by the shareholders of resolutions in writing, provided that such resolution is approved by the holders of a majority of shares entitled to vote thereon.

Liquidation. On a liquidation of the Company, the holders of the Company Ordinary Shares and the Class A Preferred Shares will be entitled to share ratably in the distribution of all of the Company’s assets remaining available for distribution after satisfaction of all of its liabilities.

Inspection of Books and Records. Holders of the Company Ordinary Shares have no general right under BVI law to inspect or obtain copies of the Company’s list of shareholders or its corporate records. However, the Company will provide its shareholders with annual audited financial statements at a meeting of the shareholders. See “Where You Can Find More Information.”

Issuance of Additional Shares. The Amended and Restated Memorandum and Articles of Association authorizes its Board of Directors to issue an unlimited number of shares of no par value each from time to time as its Board of Directors shall determine, divided into six classes.

The Amended and Restated Memorandum and Articles of Association also authorizes the Company’s Board to establish and designate from time to time up to five classes of preferred shares (including the established and designated Class A Preferred Shares) and to determine, with respect to any series of preferred shares, the terms and rights of that series, including (among other things):

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

The Company’s Board may issue preferred shares without action by its shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares. It should be noted that the rights attaching to any preferred shares may rank in priority to those attached to the Company Ordinary Shares.

Class A Preferred Shares. As of June 1, 2026, the Company had 274,366 Class A Preferred Shares issued and outstanding, all of which are held by the Company’s CEO Mr. Ming-Chia Huang. Each Class A Preferred Share confers upon the holder (a) the right to 100 votes at a meeting of the shareholders of the Company or on any resolution of shareholders; (b) the right to an equal share in any dividend paid by the Company; and (c) the right to an equal share in the distribution of surplus assets of the Company on its liquidation.

Anti-Takeover Provisions. Some provisions of the Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of the Company or management that shareholders may consider favorable, including provisions that authorize the Company’s Board to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by its shareholders.

The Company’s Transfer Agent and Warrant Agent

The transfer agent for our Ordinary Shares and warrant agent for our Warrants is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004.

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DESCRIPTION OF WARRANTS

Public Warrants

Our Public Warrants are listed and traded on Nasdaq Capital Market under the symbol “MKDWW”.

Following the 1-for-30 reverse stock split of the Company’s Ordinary Shares which was completed on January 26, 2026, the terms of the Warrants were adjusted, which entitle the holder to purchase Ordinary Shares at an exercise price of $345.00 per share, with 30 Warrants being exercisable for the purchase of one (1) Ordinary Share.

The Warrants will expire at 5:00 p.m., New York City time on July 31, 2029, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Ordinary Share pursuant to the exercise of a Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Ordinary Shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Warrant will be exercisable and we will not be obligated to issue Ordinary Shares upon exercise of a Warrant unless Ordinary Shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant.

We may call the Warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per Warrant;

●	upon not less than 30 days’ prior written notice of redemption given (the “30-day redemption period”) to each Warrant holder; and

●	if, and only if, the reported last sale price of the Ordinary Shares equals or exceeds $540.00 per share (reflecting the Company’s 1-for-30 reverse stock split) (as adjusted for stock splits, stock dividends, right issuances, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the Warrants become exercisable and ending three days before we send the notice of redemption to the Warrant holders.

If and when the Warrants become redeemable by us, we may not exercise our redemption right if the issuance of Ordinary Shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each Warrant holder will be entitled to exercise its Warrant prior to the scheduled redemption date. However, the price of the Ordinary Shares may fall below the $540.00 redemption trigger price (reflecting the Company’s 1-for-30 reverse stock split) (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $345.00 (reflecting the Company’s 1-for-30 reverse stock split) warrant exercise price after the redemption notice is issued.

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If we call the Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Ordinary Shares issuable upon the exercise of our Warrants. If our management takes advantage of this option, all holders of Warrants would pay the exercise price by surrendering their Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Ordinary Shares to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption.

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the Ordinary Shares outstanding immediately after giving effect to such exercise.

If the number of issued and outstanding Ordinary Shares is increased by a capitalization or share dividend of Ordinary Shares, or by a sub-division of Ordinary Shares or other similar event, then, on the effective date of such share capitalization, sub-division or similar event, the number of Ordinary Shares issuable on exercise of each Warrant shall be increased in proportion to such increase in the issued and outstanding Ordinary Shares. A rights offering made to all or substantially all holders of Ordinary Shares entitling holders to purchase Ordinary Shares at a price less than the “Historical Fair Market Value” (as defined below) shall be deemed a capitalization of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Ordinary Shares) multiplied by (ii) one (1) minus the quotient of (x) the price per Ordinary Share paid in such rights offering divided by (y) the Historical Fair Market Value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “Historical Fair Market Value” means the volume weighted average price of Ordinary Shares during the ten (10) trading day period ending on the trading day prior to the first date on which the Ordinary Shares trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights. No Ordinary Shares shall be issued at less than their par value.

If the Company, at any time while the Warrants are outstanding and unexpired, pays to all or substantially all of the holders of Ordinary Shares a dividend or makes a distribution in cash, securities or other assets on account of such Ordinary Shares (or other shares into which the Warrants are convertible), other than (a) as described in the paragraph above, or (b) Ordinary Cash Dividends (as defined below), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Company’s board of directors (the “Board”), in good faith) of any securities or other assets paid on each share in respect of such Extraordinary Dividend. For these purposes, “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis, with the per share amounts of all other cash dividends and cash distributions paid on the Ordinary Shares during the 365-day period ending on the date of declaration of such dividend or distribution to the extent it does not exceed $0.50 (which amount shall be adjusted to appropriately reflect any of the events referred to herein and excluding cash dividends or cash distributions that resulted in an adjustment to the Warrant Price or to the number of Ordinary Shares issuable on exercise of each Warrant).

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If the number of outstanding Ordinary Shares is decreased by a consolidation, combination, reverse stock split or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Ordinary Shares.

Whenever the number of Ordinary Shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Ordinary Shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Ordinary Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Ordinary Shares (other than those described above or that solely affects the par value of such Ordinary Shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event.

The Warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the Warrants. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the Warrants and the warrant agreement set forth in the prospectus of Cetus Capital, or defective provision, but requires the approval by the holders of at least a majority of the then outstanding public Warrants to make any change that adversely affects the interests of the registered holders of public Warrants.

The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of Ordinary Shares and any voting rights until they exercise their Warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the Warrants, each holder will be entitled to one (1) vote for each Ordinary Share held of record on all matters to be voted on by shareholders.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Item 3—Key Information— The Company’s warrant agreement designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of its warrants.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum. In addition, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the full extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder.

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Other Warrants

In addition to our Public Warrants, we may issue other warrants to purchase our Ordinary Shares. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of Ordinary Shares of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Ordinary Shares, holders of the warrants will not have any of the rights of holders of Ordinary Shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Ordinary Shares purchasable upon exercise, if any.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into our ordinary shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

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Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for ordinary shares will not have any rights of holders of ordinary shares, and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

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We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Ordinary Shares” and “Description of Warrants” will apply to each unit and to any Ordinary Share or warrant included in each unit, respectively.

We may issue units in such amounts and in numerous distinct series as we determine.

ENFORCEABILITY OF CIVIL LIABILITIES

British Virgin Islands

The Company was incorporated in the BVI in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the BVI. These disadvantages include, but are not limited to, the following:

●	the BVI has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	BVI companies may not have standing to sue before the federal courts of the United States.

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The Company’s Amended and Restated Memorandum and Articles of Association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between the Company, the Company’s officers, directors and shareholders, be arbitrated.

All of the Company’s operations are conducted outside the United States, and all of the Company’s assets are located outside the United States. A majority of the Company’s directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States, including in Taiwan and China. Due to the lack of reciprocity and treaties between the United States and some of these foreign jurisdictions, and cost and time constraints, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against the Company or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

The Company has appointed Puglisi & Associates as its agent upon whom process may be served in any action brought against it under the securities laws of the United States after the consummation of the Business Combination.

There is uncertainty as to whether the courts of the BVI would:

●	recognize or enforce judgments of United States courts obtained against the Company or the Company’s directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against the Company or the Company’s directors or officers predicated upon the securities laws of the United States or any state in the United States.

It is uncertain whether the courts of the BVI will allow shareholders of the Company to originate actions in the BVI based upon securities laws of the United States. In addition, there is uncertainty with regard to BVI law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the BVI as penal or punitive in nature. If such a determination is made, the courts of the BVI will not recognize or enforce the judgment against a BVI company, such as the Company. As the courts of the BVI have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the BVI. Although there is no statutory enforcement in the BVI of judgments obtained in the federal or state courts of the United States (and the BVI is not a party to any treaties for the reciprocal enforcement or recognition of such judgments), any final and conclusive monetary judgment for a definite sum obtained against the Company in U.S. federal or state courts would be treated by the BVI courts as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:

●	the U.S. court issuing the judgment had jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

●	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the Company inconsistent with a BVI judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the BVI (awards of punitive or multiple damages may well be held to be contrary to public policy);

●	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

●	no new admissible evidence relevant to the action was submitted prior to the rendering of the judgment by the BVI courts;

●	recognition or enforcement of the judgment in the BVI would not be contrary to public policy; and

●	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

A BVI Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the BVI Court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the BVI Court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the courts’ discretion. We understand that there isn’t any BVI Court judgment or statute that conclusively resolves these conflicting approaches and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

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Taiwan and PRC

All or a significant portion of the assets of the Company (including its subsidiaries) are located outside the United States, with a substantial portion of those assets being located in mainland China and Taiwan. All of our directors and officers will reside and hold substantially all of their assets outside of the United States, with Mr. Ming-Chia Huang, Mr. Ming-Chao Huang, Mr. Chih-Hsiang Tang, Mr. Chung-Yi Sun, and Mr. Jung-Te Chang ordinarily being residents of Taiwan and with Ms. Min-Jie Cui being a resident of mainland China. As a result, it may be difficult, or in some cases impossible, for investors in the United States to enforce their legal rights even if their rights under the U.S. federal securities laws or other laws have been infringed upon, to effect service of process upon some or all of our directors or officers, or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors, officers and/or assets under United States or BVI laws.

It may be difficult for you to effect service of process upon the Company or those persons inside Taiwan. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the Company and its officers and directors as none of them currently resides in the U.S. or has substantial assets located in the U.S. Taiwan courts will recognize a final judgment (for which the period for appeal has expired or from which no appeal can be taken) obtained against the Company, its officers or directors in any court other than Taiwan courts without further review of the merits of such judgment, if it is satisfied that: (a) the court rendering the judgment had jurisdiction over the subject matter according to the laws of Taiwan; (b) the judgment or the court proceedings resulting in the judgment was not contrary to the public order or good morals of Taiwan; (c) if the judgment was rendered by default by the court rendering the judgment, (i) the Company or its officers, directors or such persons was duly served in the jurisdiction of such court within a reasonable period of time in accordance with the laws and regulations of such jurisdiction, or (ii) process was served on the Company or its officers, directors or such persons with judicial assistance of Taiwan; and (d) judgments of Taiwan courts would be recognized and enforceable in the jurisdiction of the court rendering such judgment on a reciprocal basis. Hence, in certain cases, claimants may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against the Company’s group entities or management.

With respect to the directors or officers of the Company who reside in China, you should note that China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States, the BVI and many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the Unities States has not been efficient in the absence of a mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties.

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TAXATION

The following discussion of British Virgin Islands, PRC and United States federal income tax consequences of an investment in our securities is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.

British Virgin Islands Taxation

Under the current laws of the BVI, a holder of shares in a BVI company who is not a resident of the BVI is not required to pay tax in the BVI on (i) dividends paid with respect to the shares, or (ii) any gains realized during that year on sale or disposal of such shares, provided the BVI company does not have a direct or indirect interest in any land in the BVI.

There are no capital gains, gift or inheritance taxes levied by the BVI government on companies incorporated or re-registered under the BVI Companies Act. In addition, shares of companies incorporated or re-registered under the BVI Companies Act are not subject to transfer taxes, stamp duties or similar charges, provided the company does not have a direct or indirect interest in any land in the BVI.

The Company is not subject to income, corporation or capital gains tax in the BVI. In addition, the Company’s payment of dividends, if any, is not subject to withholding tax in the BVI.

Mainland China Taxation

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of mainland China with a “de facto management body” within mainland China is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. The SAT Circular 82 provides certain specific criteria for determining whether the “de facto management body” of a mainland China-controlled enterprise that is incorporated offshore is located in mainland China. Although this circular only applies to offshore enterprises controlled by mainland China enterprises or mainland China enterprise groups, not those controlled by mainland China individuals or foreigners, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a mainland China enterprise or a mainland China enterprise group will be regarded as a mainland China tax resident by virtue of having its “de facto management body” in mainland China only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in mainland China; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in mainland China; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in mainland China; and (iv) at least 50% of voting board members or senior executives habitually reside in mainland China.

If the mainland China tax authorities determine that Group is a mainland China resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to a 10% mainland China tax on gains realized on the sale or other disposition of ordinary shares, if such income is treated as sourced from within mainland China, subject to any reduction or exemption set forth in applicable tax treaties or under applicable tax arrangements between jurisdictions. It is unclear whether our non-mainland China individual shareholders would be subject to any mainland China tax on dividends or gains obtained by such non-mainland China individual shareholders in the event we are determined to be a mainland China resident enterprise. If any mainland China tax were to apply to such dividends or gains, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty, subject to any reduction or exemption set forth in applicable tax treaties or under applicable tax arrangements between jurisdictions. It is also unclear whether non-mainland China shareholders would be able to claim the benefits of any tax treaties between their jurisdiction of tax residence and mainland China in the event that the Group is treated as a mainland China resident enterprise.

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Provided that our BVI holding company, MKDWELL Tech Inc., is not deemed to be a mainland China resident enterprise, holders of our ordinary shares who are not mainland China residents will not be subject to mainland China income tax on dividends distributed by us or gains realized from the sale or other disposition of our ordinary shares. However, under SAT Circular 7 and SAT Circular 37, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a mainland China resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the nonresident enterprise, being the transferor, or the transferee or the mainland China entity that directly owned such taxable assets must report to the tax authority such indirect transfer. Using a “substance over form” principle, the mainland China tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring mainland China tax. As a result, gains derived from such indirect transfer may be subject to mainland China enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a mainland China resident enterprise. We and our non-mainland China resident investors may be at risk of being required to file a return and being taxed under SAT Circular 7 and SAT Circular 37, and we may be required to expend valuable resources to comply with SAT Circular 7 and SAT Circular 37, or to establish that we and our non-mainland China resident investors should not be taxed under these circulars.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of Ordinary Shares by a U.S. Holder (as defined below) and holds the Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, Medicare, minimum tax and other non-income tax considerations, or any state, local and non-U.S. tax considerations, relating to the ownership or disposition of the Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	banks and other financial institutions;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	holders who acquire their Ordinary Shares pursuant to any employee share option or otherwise as compensation;

●	investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

●	investors that have a functional currency other than the U.S. dollar;

●	persons that actually or constructively own 10% or more of our stock (by vote or value); or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Ordinary Shares through such entities;

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all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust (A) the administration of which is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding Ordinary Shares are urged to consult their tax advisors regarding an investment in the Ordinary Shares.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our company, will be a PFIC for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and assets readily convertible into cash are categorized as a passive asset and the company’s goodwill and other unbooked intangibles are taken into account. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.

Based upon our current and projected income and assets and the market price of our Ordinary Shares, we do not believe that we were a PFIC for the current or next taxable year. However, no assurance can be given that we will not be or become a PFIC in the current or future taxable years because the determination of whether we will be or become a PFIC is a factual determination made annually that will depend, in part, upon the composition of our income and assets and the value of our assets. Fluctuations in the market price of our Ordinary Shares may cause us to be or become a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares from time to time (which may be volatile). The market price of our Ordinary Shares may continue to fluctuate considerably and, consequently, we cannot assure you of our PFIC status for any taxable year. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets. Under circumstances where our revenue from activities that produce passive income significantly increases relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming a PFIC may substantially increase.

If we are a PFIC for any year during which a U.S. Holder holds the Ordinary Shares, the PFIC rules discussed below under “— Passive Foreign Investment Company Rules” generally will apply to such U.S. Holder for such taxable year, and unless the U.S. Holder makes certain elections, will apply in future years even if we cease to be a PFIC.

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The discussion below under “— Dividends” and “— Sale or Other Disposition” is written on the basis that we will not be or become a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that apply generally if we are treated as a PFIC are discussed below under “— Passive Foreign Investment Company Rules.”

Dividends

Any cash distributions paid on the Ordinary Shares (including the amount of any mainland China tax withheld) out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on the Ordinary Shares will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Individuals and other non-corporate U.S. Holders will be subject to tax at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or, in the event that we are deemed to be a mainland China resident enterprise under the mainland China tax law, we are eligible for the benefit of the United States-mainland China income tax treaty, or the Treaty, (2) we are neither a PFIC nor treated as such with respect to a U.S. Holder (as discussed below) for the taxable year in which the dividend is paid and the preceding taxable year, and (3) certain holding period requirements are met. The Ordinary Shares are listed on the Nasdaq Stock Market. We believe that our Ordinary Shares are readily tradable on an established securities market in the United States and that we are a qualified foreign corporation with respect to dividends paid on our Ordinary Shares. There can be no assurance that our Ordinary Shares will continue to be considered readily tradable on an established securities market in later years. U.S. Holders are urged to consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to the Ordinary Shares.

In the event that we are deemed to be a mainland China resident enterprise under the PRC Enterprise Income Tax Law (see “— Mainland China Taxation”), we may be eligible for the benefits of the Treaty. If we are eligible for such benefits, dividends we pay on our Ordinary Shares, regardless of whether our Ordinary Shares are readily tradable on an established securities market in the United States, would be eligible for the reduced rates of taxation described in the preceding paragraph.

For U.S. foreign tax credit purposes, dividends paid on the Ordinary Shares generally will be treated as income from foreign sources and generally will constitute passive category income. If mainland China withholding taxes apply to dividends paid to a U.S. Holder with respect to the Ordinary Shares, such U.S. Holder may be able to obtain a reduced rate of mainland China withholding taxes under the Treaty if certain requirements are met. In addition, subject to certain conditions and limitations, mainland China withholding taxes on dividends that are nonrefundable under the Treaty may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition

A U.S. Holder will generally recognize gain or loss upon the sale or other disposition of Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such Ordinary Shares. The gain or loss will generally be capital gain or loss. Individuals and other non-corporate U.S. Holders who have held the Ordinary Shares for more than one year will generally be eligible for reduced tax rates. The deductibility of a capital loss may be subject to limitations. Any such gain or loss that the U.S. Holder recognizes will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes, which will generally limit the availability of foreign tax credits. However, in the event we are deemed to be a mainland China resident enterprise under the mainland China Enterprise Income Tax Law, U.S. Holders may be eligible for the benefits of the Treaty. In such event, if mainland China tax were to be imposed on any gain from the disposition of the Ordinary Shares, a U.S. Holder that is eligible for the benefits of the Treaty may elect to treat such gain as mainland China source income. Pursuant to Treasury Regulations, however, if a U.S. Holder is not eligible for the benefits of the Treaty or does not elect to apply the Treaty, then such holder may not be able to claim a foreign tax credit arising from any mainland China tax imposed on the disposition of the Ordinary Shares. U.S. Holders are urged to consult their tax advisors regarding the creditability or deduction of any mainland China tax, their eligibility for benefits under the Treaty and the potential impact of the Treasury Regulations.

Passive Foreign Investment Company Rules

If we are a PFIC for any taxable year during which a U.S. Holder holds the Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition of Ordinary Shares. Under the PFIC rules:

●	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

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●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income; and

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year, increased by an additional tax equal to the interest on the resulting tax deemed deferred with respect to each such taxable year.

If we are a PFIC for any taxable year during which a U.S. Holder holds the Ordinary Shares and any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to such stock. If a U.S. Holder makes this election with respect to our Ordinary Shares, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of our Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of our Ordinary Shares over the fair market value of such Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of the Ordinary Shares and we cease to be a PFIC, the holder will not take into account the gain or loss described above during any period that we are not a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of the Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market, as defined in applicable United States Treasury regulations. The Ordinary Shares are traded on the Nasdaq Stock Market which is a qualified exchange. We anticipate that the Ordinary Shares should qualify as being regularly traded, but no assurances may be given in this regard.

Because a mark-to-market election cannot technically be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If a U.S. Holder owns the Ordinary Shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. You should consult your tax advisor regarding the U.S. federal income tax consideration of owning and disposing of the Ordinary Shares if we are or become a PFIC, including the availability and possibility of making a mark-to-market election.

LEGAL MATTERS

We are being represented by Sichenzia Ross Ference Carmel LLP, New York, New York with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Ordinary Shares offered by this prospectus and legal matters as to British Virgin Islands law will be passed upon for us by Mourant Ozannes (British Virgin Islands).

EXPERTS

The consolidated financial statements of the Company as of December 31, 2024 and 2025 and for each of the three years in the period ended December 31, 2025 have been audited by Guangdong Prouden CPAs GP, an independent registered public accounting firm, as set forth in their report dated April 29, 2026 included in our annual report on Form 20-F filed with the SEC on April 30, 2026, and are incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. Our SEC filings may be obtained over the Internet at the SEC’s website at www.sec.gov.

Our website address is www.mkdwell.com.  The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents:

●	our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 30, 2026;

●	the description of our ordinary shares and warrants contained in Exhibit 2.5 of our Annual Report on Form 20-F filed with the SEC on April 30, 2026, including any amendment or report filed for the purpose of updating such description;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Our most recent Annual Report on Form 20-F contains descriptions of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with accounting principles generally accepted in the United States.

The SEC maintains a web site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system. We maintain our web site at www.mkdwell.com. The information contained on our websites does not form a part of this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus but not delivered with the prospectus will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

MKDWELL Tech Inc.

Attn: Mr. Ming-Chia Huang, Chief Executive Officer

1F, No. 6-2, Duxing Road,

Hsinchu Science Park,

Hsinchu City 300096, Taiwan

+886-3-5781899

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

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MKDWELL Tech Inc.

$100,000,000

Ordinary Shares

Warrants

Debt Securities

Rights

Units

Prospectus dated _____________, 2026

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Officers and Directors.

Pursuant to the BVI Companies Act, the extent to which a company’s articles of association may provide for indemnification of officers and directors, is not limited, except to the extent any indemnification provision may be held by the BVI Courts to be contrary to public policy or in breach of the BVI Companies Act. Pursuant to the Company’s Amended and Restated Memorandum and Articles of Association, the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who: (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or (b) is or was, at the request of the Company, serving as a director or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise. This indemnification does not apply to a person unless the person acted honestly and in good faith and in what he believed to be the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

Under the Company’s Amended and Restated Memorandum and Articles of Association, termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

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Item 10. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the U.S. Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

(5)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

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(ii)	Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(7)	For purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(8)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 6-K filed with the SEC on January 28, 2026).
4.2	Specimen Ordinary Share Certificate of MKDWELL Tech Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-4 (File No. 333-277785) filed with the SEC on May 28, 2024).
4.3	Specimen Warrant Certificate of MKDWELL Tech Inc. (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form F-4 (File No. 333-277785) filed with the SEC on May 28, 2024).
4.4	Warrant Agreement between Continental Stock Transfer & Trust Company and Cetus Capital Acquisition Corp. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Cetus Capital Acquisition Corp. with the SEC on February 3, 2023).
4.5	Warrant Assignment Agreement between MKDWELL Tech Inc., between Continental Stock Transfer & Trust Company and Cetus Capital Acquisition Corp. dated July 31, 2024 (incorporated by reference to Exhibit 2.4 to the Company’s Shell Company Report on Form 20-F filed with the SEC on August 15, 2024).
4.6**	Form of Warrant Agreement, including form of Warrant
4.7**	Form of Debt Securities
4.8**	Form of Rights Certificate
4.9**	Form of Unit Agreement
5.1*	Opinion of Mourant Ozannes (British Virgin Islands) regarding the validity of the securities being registered
8.1*	Opinion of Mourant Ozannes (British Virgin Islands) regarding certain British Virgin Islands tax matters (included in Exhibit 5.1)
23.1*	Consent of Guangdong Prouden CPAs GP
23.2*	Consent of Mourant Ozannes (British Virgin Islands) (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page hereof)
107*	Filing Fee Table

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a filing with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in connection with the offering of securities to the extent required for any such offering.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hsinchu, Taiwan, on June 4, 2026.

MKDWELL Tech Inc.

By:	/s/ Ming-Chia Huang
Name:	Ming-Chia Huang
Title:	Chief Executive Officer and Director

By:	/s/ Min-Jie Cui
Name:	Min-Jie Cui
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose individual signature appears below hereby authorizes and appoints Ming-Chia Huang with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, and each of them, or any substitute or substitutes for each of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities have signed this registration statement below on June 4, 2026.

Signature	Title

/s/ Ming-Chia Huang	Chief Executive Officer, Director
Ming-Chia Huang	(Principal Executive Officer)

/s/ Min-Jie Cui	Chief Financial Officer
Min-Jie Cui	(Principal Financial Officer and Principal Accounting Officer)

/s/ Ming-Chao Huang	Director
Ming-Chao Huang

/s/ Chih-Hsiang Tang	Director
Chih-Hsiang Tang

/s/ Chung-Yi Sun	Director
Chung-Yi Sun

/s/ Jung-Te Chang	Director
Jung-Te Chang

II-5

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the registrant has signed this registration statement on June 4, 2026.

Puglisi & Associates

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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